UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Forward Industries, Inc. (the “Company”) approved the entry into an employment agreement (the “Employment Agreement”) with Michael Pruitt, the Company’s interim Chief Executive Officer. The Employment Agreement is for a six-month term (effective September 10, 2025) and provides for a monthly base salary of $30,000. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the Employment Agreement with the Company as filed herewith as Exhibit 10.1, which is incorporated by reference into this Item 5.02.

Also on October 27, 2025, the Board, upon recommendation of the Committee, approved non-executive director compensation for fiscal year 2026 in the amount of $100,000 per annum for each non-executive director, payable in quarterly installments of $25,000. Kyle Samani, the Company’s Chairman of the Board, will not be receiving this compensation. Additionally, Sangita Shah was appointed as the Chairperson of the Compensation Committee and Keith Johnson was appointed as the Chairperson of the Audit and Risk Committee of the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement between Michael Pruitt and Forward Industries, Inc. dated September 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: October 31, 2025	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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